As filed with the Securities and Exchange Commission on April 20, 2015

Registration No. 333-202862

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment no. 2

to

FORM S-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

digital turbine, inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2267658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Guadalupe Street

Suite #302

Austin, Texas 78701

(512) 387-7717

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Stone

Chief Executive Officer

Digital Turbine, Inc.

1300 Guadalupe Street

Suite #302

Austin, Texas 78701

(512) 387-7717

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ben D. Orlanski, Esq.

Katherine J. Blair, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, CA 90064

(310) 312-4000

(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Primary offering by registrant:
Common stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Warrants (5)
Units (6)
Debt Securities (7)
Total Primary Offering			$100,000,000	$11,620.00
Secondary offering by selling stockholder
Common Stock, par value $0.001 per share	200,000	$ 3.91 (8)	$782,000	$90.87
Common Stock, par value $0.001 per share, issuable upon exercise of warrants	400,000 (9)	$0.001 (10)	$400.00	$0.05
Total				$11,710.91	*

* Previously paid.

(1)	With respect to the primary offering, an indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are issued in units. In accordance with General Instruction II.D. to Form S-3, information as to each class of securities to be registered with respect to the primary offering is not specified.
(2)	In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)	Omitted as to each class of securities to be registered pursuant to Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act at a rate equal to $116.20 per $1,000,000 of the proposed maximum aggregate offering price.
(5)	The warrants covered by this registration statement may be common stock warrants, preferred stock warrants or warrants to purchase debt securities, and will be issued under a warrant agreement.
(6)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(7)	Including an indeterminate number of Debt Securities as may from time to time be issued upon conversion or exchange of any securities registered under this registration statement or upon settlement of purchase contracts.
(8)	The price is estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and was calculated based on the average of the high and low trading price per share of common stock of the registrant on the NASDAQ Stock Market on March 17, 2015.
(9)	Represents the maximum number of shares of common stock that the registrant expects could be issuable upon exercise of such warrants.
(10)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the $0.001 per share exercise price of the warrants issued March 6, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Digital Turbine, Inc. is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-202862) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1 with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to this Amendment, the exhibit index, and Exhibit 5.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

See the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 17, 2015.

DIGITAL TURBINE, INC.

By:	/s/ William Stone
William Stone
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ William Stone	Chief Executive Officer	April 17, 2015
William Stone	(Principal Executive Officer)

/s/ Andrew Schleimer	Chief Financial Officer	April 17, 2015
Andrew Schleimer	(Principal Financial Officer)

*	Principal Financial Officer	April 17, 2015
James Alejandro	(Principal Accounting Officer)

*	Chairman of the Board	April 17, 2015
Rob Deutschman

*	Director	April 17, 2015
Paul Schaeffer

*	Director	April 17, 2015
Christopher Rogers

*	Director	April 17, 2015
Peter Guber

*	Director	April 17, 2015
Jeff Karish

*	Director	April 17, 2015
Judson S. Bowman

*	Director	April 17, 2015
Craig I. Forman

*By Attorney-in-fact
/s/ Andrew Schleimer
Andrew Schleimer

EXHIBIT INDEX

Exhibit Number
1.1	Form of Underwriting Agreement (*)

3.1	Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K (Filed No. 001-10039), filed with the Commission on November 14, 2007).

3.2	Certificate of Amendment of Certificate of Incorporation, dated August 14, 2012 (incorporated by reference to Appendix B of the Registrant’s Definitive Information Statement on Form 14-C (File No. 000-10039), filed with the Commission on July 10, 2012).

3.3	Certificate of Amendment of Certificate of Incorporation, dated March 28, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013).

3.4	Certificate of Correction of Certificate of Amendment, dated April 9, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013).

3.5	Certificate of Amendment of Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on January 13, 2015 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-10039), filed with the Commission of January 16, 2015).

3.6	Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-10039), filed with the commission on November 14, 2007).

3.7	Certificate of Amendment of the Bylaws of NeuMedia, Inc., dated February 2, 2012 (incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 7, 2012).

3.8	Certificate of Amendment of the Bylaws dated March 6, 2015 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-10039) filed with the Commission on March 11, 2015).

3.9	Amendment to Bylaws adopted March 17, 2015 (incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on March 20, 2015).

4.1	Specimen Stock Certificate evidencing the shares of common stock (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-189783) filed with the Commission on July 3, 2013).

4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock (*)

4.3	Form of Debt Indenture +

4.4	Form of Debt Securities (*)

4.5	Form of Common Stock Warrant (including Warrant Certificate) (*)

4.6	Form of Preferred Stock Warrant (including Warrant Certificate) (*)

4.7	Form of Debt Securities Warrant Agreement (including Warrant Certificate) (*)

4.8	Form of Stock Purchase Unit(*)

4.9	Common Stock Purchase Warrant dated March 6, 2015 issued to North Atlantic SBIC IV, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-10039) filed with the Commission on March 11, 2015).

5.1	Legal Opinion of Manatt, Phelps & Phillips, LLP.

10.1	Securities Purchase Agreement between the Registrant and North Atlantic SBIC IV, L.P. dated March 6, 2015 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-10039) filed with the Commission on March 11, 2015).

23.1	Consent of SingerLewak LLP.+

23.2	Consent of Grant Thornton LLP.+

23.3	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.+

25.1	Statement of Eligibility of Trustee under the Debt Indenture (**)

+	Previously filed.

(*)	To be filed by an amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

(**)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1933, if applicable.